Exhibit 99.1

Head of Innovation at the Systems, Missiles and Space Division of the Israeli
Aerospace Industries Ltd. (IAI), Inbal Kreiss, to Join ScoutCam’s Board of Directors

OMER, Israel, April 12, 2021 ScoutCam (OTCQB:SCTC), a leading developer and manufacturer of customized micro visual solutions and supplementary technologies, today announced that Ms. Inbal Kreiss has been appointed to its board of directors. The appointment of Ms. Kreiss as a director, which adds another independent director to the ScoutCam board, results from a rigorous process to identify prospective directors that will add valuable experience and insight to the board.

Ms. Kreiss brings to ScoutCam an accomplished Aerospace and Defense background. Ms. Kreiss is currently Head of Innovation at the Systems, Missiles and Space Division of the Israeli Aerospace Industries Ltd. (IAI) and Chairwoman of RAKIA, Israel’s 2nd Scientific and Technological Mission to the International Space Station.

Ms. Kreiss will use her business and engineering experience to help steer ScoutCam into the areas of maintenance and predictive maintenance, a critical pillar of Industry 4.0, which are areas that the Company has already identified outstanding opportunities for its technologies. Ms. Kreiss’s specific background will help ScoutCam identify business opportunities in the fields of Aerospace and Defense in order to help maximize the business and market value of some of the Company’s most lucrative proprietary technologies, including its highly resilient micro-video cameras, wired and wireless transmission technologies and more.

“We are pleased to welcome Ms. Kreiss and know she will be a valuable addition to our Board of Directors. Ms. Kreiss is viewed as a highly respected and well-known industry executive” said Prof. Benad Goldwasser, the Executive Chairman of the Board. “This appointment will enable the board of directors to better guide and counsel the Company as it seeks to further penetrate the fore-mentioned areas.”

About ScoutCam

ScoutCam is a leading provider of customized visual solutions for organizations across a variety of industries in the form of highly resistant micro cameras and supplementary technologies. ScoutCam devices are used across the medical, aerospace, industrial, research and defense industries. For more information please visit: https://www.scoutcam.com

Media Contact

info@scoutcam.com

+972 73 370-4691

Cautionary Note Regarding Forward-Looking Statements

Information set forth in this news release contains forward-looking statements that are based on the Company’s expectations, beliefs, assumptions and intentions regarding, among other things, its product-development efforts, business, financial condition, results of operations, strategies or prospects, as of the date of this news release. They are not guarantees of future performance. Forward-looking statements can be identified by the use of forward-looking words such as “believe,” “expect,” “intend,” “plan,” “may,” “should” or “anticipate” or their negatives or other variations of these words or other comparable words or by the fact that these statements do not relate strictly to historical or current matters. The Company cautions that all forward-looking statements are inherently uncertain and that actual performance may be affected by a number of material factors, many of which are beyond the Company’s control. Such factors include, among other things, our ability to maximize the economic potential and monetize the technology covered in the press release; the material and positive effect Ms. Kreiss’s appointment will have on our business and operations; the Company’s ability to effectively maximize Ms. Kreiss’s skills and contributions; Ms. Kreiss’s ability to help the Company secure opportunities in the sectors described in this news release; risks and uncertainties relating to our reliance on third-party suppliers; market acceptance of our products by prospect markets and industries; our ability to raise sufficient funding in order to meet our business and financial goals; and certain other factors summarized in our filings with the Securities and Exchange Commission. Accordingly, actual and future events, conditions and results may differ materially from the estimates, beliefs, intentions and expectations expressed or implied in the forward looking information. Except as required under applicable securities legislation, the Company undertakes no obligation to publicly update or revise forward-looking information.